Exhibit 10.08.2
SECOND LEASE ADDENDUM
     THIS SECOND LEASE ADDENDUM IS MADE AND ENTERED INTO THIS 10th DAY OF JUNE, 2008, BY AND BETWEEN ALEXANDER PROPERTIES COMPANY, A CALIFORNIA PARTNERSHIP (HEREINAFTER REFERRED TO AS “LANDLORD”) AND MIRION TECHNOLOGIES (HEREINAFTER REFERRED TO AS “TENANT”).
     IT IS AGREED BETWEEN LANDLORD AND TENANT TO MODIFY THE LEASE DATED DECEMBER 28, 2005, AND FIRST LEASE ADDENDUM DATED AUGUST 29, 2007, (HEREINAFTER COLLECTIVELY REFERRED TO AS “LEASE”) IN THE FOLLOWING MANNER:
Section 1. PREMISES
     Subsection 1.1 Description. The size of the Premises is hereby increased by 5,277 rentable square feet, located on the second floor of 3000 Executive Parkway, Suite 222 (hereinafter referred to as “Expansion Space A”) for a new total of 10,285 rentable square feet as shown on the attached Exhibit A, effective upon the occupancy of Expansion Space A as evidenced by the execution of Exhibit G attached (hereinafter referred to as the “Effective Date”), but not later than July 1, 2008.
     Subsection 1.2 Work of Improvement. Landlord, using Landlord’s building standard materials, agrees to provide the improvements as shown on the attached plan (Exhibit C). Any changes to the plan which affect the cost of the work shall be paid by Tenant. Tenant shall, within thirty (30) days from receipt of Landlord’s invoice for any such excess cost, promptly pay any excess in progress payments which shall be due and payable fifty percent (50%) of the total excess prior to construction, and fifty percent (50%) prior to the Effective Date.
Section 2. TERM
     Subsection 2.1 Term. The expiration date of the term of this Lease is hereby extended from October 31, 2011 to April 12, 2012.
Section 3. RENT
     Subsection 3.1 Rent. The Base Rent shall hereby increase from TEN THOUSAND EIGHT HUNDRED FIFTY AND 67/100 DOLLARS ($10,850.67) per month to EIGHTEEN THOUSAND SEVEN HUNDRED SIXTY-SIX AND 17/100 DOLLARS ($18,766.17) per month effective on the Effective Date. (Base Rent for the Expansion Space A is $18.00 per rentable square foot per annum).
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     Subsection 3.2 Adjustments to Base Rent. The Base Rent shall be further adjusted as follows:
               (a) Base Rent shall be adjusted to NINETEEN THOUSAND ONE HUNDRED EIGHTY-THREE AND 50/100 DOLLARS ($19,183.50) per month effective November 1, 2008. (Base Rent for the Existing Premises increases to $27.00 per rentable square foot per annum).
               (b) Base Rent shall be increased to TWENTY-TWO THOUSAND SEVEN HUNDRED ONE AND 50/100 DOLLARS ($22,701.50) per month effective July 1, 2009. (Base Rent for Expansion Space A is increased to $26.00 per rentable square foot per annum).
               (c) Base Rent shall be increased to TWENTY-THREE THOUSAND ONE HUNDRED EIGHTEEN AND 83/100 DOLLARS ($23,118.83) per month effective November 1, 2009. (Base Rent for the Existing Premises is increased to $28.00 per rentable square foot per annum).
               (d) Base Rent shall be increased to TWENTY-THREE THOUSAND NINE HUNDRED NINETY-EIGHT AND 33/100 DOLLARS ($23,998.33) per month effective July 1, 2010. (Base Rent for Expansion Space A is increased to $28.00 per rentable square foot per annum).
               (e) Base Rent shall be increased to TWENTY-FOUR THOUSAND FOUR HUNDRED FIFTEEN AND 67/100 DOLLARS ($24,415.67) per month effective November 1, 2010. (Base Rent for the Existing Premises is increased to $29.00 per rentable square foot per annum).
               (f) Base Rent shall be increased to TWENTY-FOUR THOUSAND EIGHT HUNDRED FIFTY-FIVE AND 42/100 DOLLARS ($24,855.42) per month effective July 1, 2011. (Base Rent for Expansion Space A is increased to $29.00 per rentable square foot per annum).
Section 4. SECURITY DEPOSIT
     Concurrently with Tenant’s execution of this Second Lease Addendum, Tenant shall deposit with Landlord the sum of TWELVE THOUSAND SEVEN HUNDRED FIFTY-TWO AND 75/100 DOLLARS ($12,752.75) representing an increase in the Security Deposit from TWELVE THOUSAND ONE HUNDRED TWO AND 67/100 DOLLARS ($12,102.67) to TWENTY-FOUR THOUSAND EIGHT HUNDRED FIFTY-FIVE AND 42/100 DOLLARS ($24,855.42).
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Section 5. TAX AND OPERATING COST INCREASES
     Subsection 5.2 Tenant’s Share. On the Effective Date Tenant’s Share of Operating Costs shall be increased from .79% to 1.63% (the Tenant’s Share for Expansion Space A being .84%), and the Expense Stop for Expansion Space A shall be $10.85 per rentable square foot per annum.
Section 25. MISCELLANEOUS
     Subsection 25.19 Right to Contract. Landlord hereby grants Tenant a one (1) time Right to Contract the size of the Premises by giving back Expansion Space A, consisting of 5,277 rentable square feet (the “Give-Back Space”), effective December 31, 2009. In order to exercise said Right to Contract, Tenant shall provide Landlord with at least four (4) months prior written notice indicating Tenant’s exercise of said Right to Contract and pay to Landlord at the time of notification the sum of FIFTY-TWO THOUSAND AND 00/100 DOLLARS ($52,000.00). In the event Tenant does provide Landlord with at least four (4) months prior written notice of its intent to exercise said Right to Contract and pays to Landlord at such time the sum of FIFTY-TWO THOUSAND AND 00/100 DOLLARS ($52,000.00), then effective as of January 1, 2010, (i) the terms and conditions of the Lease between Landlord and Tenant shall revert to those terms and conditions in effect under the First Lease Addendum, including but not limited to reversion of the following terms to the definitions as under the First Lease Addendum: Premises, Term, Base Rent, Security Deposit and Tenant’s Share of Operating Costs, and (ii) Landlord shall return to Tenant the prior increased Security Deposit in the amount of TWELVE THOUSAND SEVEN HUNDRED FIFTY-TWO AND 75/100 DOLLARS ($12,752.75) that Tenant had deposited with Landlord in connection with the Second Lease Addendum less any amounts to be held by Landlord in accordance with the terms of Section 4 Security Deposit of the Lease.
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     With the exception of the modifications set out above, all other terms, covenants and agreements of the Lease shall remain in full force and effect.

Landlord:		Tenant:

Alexander Properties Company, a California partnership		Mirion Technologies

By:	/s/ Illegible	By:	/s/ Illegible

	Title: CFO		Title: CEO

By:	/s/ Illegible

Title: CONTROLLER

Date:	6/10/08	Date:

Regarding:

Existing Premises:
Bishop Ranch 8, Building Q
3000 Executive Parkway, Suite 220
San Ramon, CA 94583

Expansion Space A:
Bishop Ranch 8, Building Q
3000 Executive Parkway, Suite 222
San Ramon, CA 94583

EXHIBIT A
FLOOR PLAN

10,285 RSF Bishop Ranch 8, Building Q 3000 Executive Parkway, Suites 200/222 San Ramon, CA 94583	Please Initial Tenant ( ) Landlord ( )

1

EXHIBIT G
COMMENCEMENT OF SECOND LEASE ADDENDUM
     It is hereby agreed to that as of                      , 2008, Expansion Space A located at 3000 Executive Parkway, Suite 222, described in the Second Lease Addendum dated                     , by and between ALEXANDER PROPERTIES COMPANY as Landlord and MIRION TECHNOLOGIES as Tenant, were occupied by Tenant and that said Second Lease Addendum is in full force and effect.
ACKNOWLEDGED AND ACCEPTED:

Landlord:	Tenant:

By:	By:

Date:	Date: